UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2011
F.N.B. Corporation
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 724-981-6000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On May 10, 2011, F.N.B. Corporation (the Corporation) issued a press release announcing the commencement of a registered public offering of 4.5 million shares of its common stock. The offering is being conducted in conjunction with the previously announced selection of the Corporation by Standard & Poor’s for inclusion in the S&P SmallCap 600 Index effective the close of trading on May 13, 2011. Keefe, Bruyette & Woods and RBC Capital Markets will act as joint book-running managers for the offering and will have the option to purchase an additional amount of shares equal to 15% of the shares sold to cover over-allotments, if any. A copy of the Corporation’s press release concerning the commencement of its offering is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release dated May 10, 2011 relating to the commencement of F.N.B. Corporation’s registered public offering of 4.5 million shares of its common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation
May 10, 2011	By:	/s/ James G. Orie
		Name:	James G. Orie
		Title:	Chief Legal Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 10, 2011 relating to the commencement of F.N.B. Corporation’s registered public offering of 4.5 million shares of its common stock.